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ACQUISITION AGREEMENT

INTERNATIONAL MERCANTILE CORPORATION
FREDERIC RICHARDSON
PO BOX 340
OLNEY, MD 20832

OXFORD INTERNATIONAL
KIM RUAK
7979 OLD GEORGETOWN RD
BETHESDA, MD 20814
September 28, 1998

The purpose of this letter is to set forth some of the basic terms and conditions of the purchase by the undersigned (the "Buyer") of certain ASSETS owned by you (the "Seller"). The terms set forth in this Letter will be binding as outlined in this "Purchase Agreement" negotiated and signed by the parties.

1. DESCRIPTION OF PROPERTY. The Assets being sold are located and HELD AT MERRILL LYNCH , GREENBELT, Maryland.
THE SECURITIES SUBJECT TO 144 TRADING RESTRICTIONS:
Restrictions: ACCM 1,000,000 RESTRICTED COMMON, DCHT 500,000 RESTRICTED COMMON, LUBR 500,000 RESTRICTED COMMON.

2. PRICE. The proposed purchase price is $3,000,000.00, paid in the IMTL'S Preferred stock upon acceptance of this binding Purchase Agreement.

3. POSSESSION. Possession would be given on September 21, 1998, or sooner by mutual agreement.

4. STANDARD PROVISIONS. The Purchase Agreement include the standard provisions that are customary to the locality and/or that are required by law.

5. BINDING. This Letter is intended to contractually bind the parties, and is an expression of the basic terms satisfactory to each party and to each party's legal counsel, in their sole discretion. The above Letter reflects our mutual understanding

Very truly yours,

BUYER:
INTERNATIONAL MERCANTILE CORPORATION

/s/ FREDERIC RICHARDSON
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BY:  FREDERIC RICHARDSON


SELLER:
OXFORD INTERNATIONAL


/s/ GREG DUTCHER                     DATE:    9/29/98
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BY: GREG DUTCHER